Frank A. Ciccotto, Jr.      100 William Street
                         President & Global Head     New York, NY  10038
                         Securities Evaluations      Tel: 212 438 4417
                                                     Frank.CiccottoJr@theice.com


ICE Data Services | Securities Evaluation



January 12, 2017


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:      The First Trust Combined Series 547

Gentlemen:

We have examined the Registration Statement File No. 333-214777, for the referenced Trust and acknowledge that Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 547. We hereby consent to the reference to Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Frank A. Ciccotto, Jr.